Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Form S-8 of Impac Mortgage Holdings, Inc. of our reports dated March 11, 2016, relating to (1) the consolidated financial statements and (2) the effectiveness of internal control over financial reporting, both appearing in the Annual Report on Form 10-K of Impac Mortgage Holdings, Inc. for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

/s/ Squar Milner LLP

Newport Beach, California

August 9, 2016